Exhibit 21

SUBSIDIARY LIST (2012)

September 30,
UNIT	STATE OF INCORPORATION

101, INC.	HAWAII

6600 BROADVIEW, LLC	OHIO

ACTION ADVERTISING, INC.	WISCONSIN

THE ADVERTISER COMPANY	ALABAMA

ALEXANDRIA NEWSPAPERS, INC.	LOUISIANA

ARKANSAS TELEVISION COMPANY	ARKANSAS

BAXTER COUNTY NEWSPAPERS, INC.	ARKANSAS

CAPE PUBLICATIONS, INC.	DELAWARE

CAREERBUILDER, LLC	DELAWARE

CENTRAL NEWSPAPERS, INC.	INDIANA

CITIZEN PUBLISHING COMPANY	ARIZONA

CLIPPER MAGAZINE, LLC	DELAWARE

CNF CORP.	ARIZONA

COMBINED COMMUNICATIONS CORPORATION OF OKLAHOMA, INC.	OKLAHOMA

THE COURIER-JOURNAL, INC.	DELAWARE

DES MOINES PRESS CITIZEN LLC	DELAWARE

DES MOINES REGISTER AND TRIBUNE COMPANY	IOWA

THE DESERT SUN PUBLISHING COMPANY	CALIFORNIA

DETROIT FREE PRESS, INC.	MICHIGAN

DETROIT NEWSPAPER PARTNERSHIP, L.P.	DELAWARE

DETROIT WEEKEND DIRECT, LLC	DELAWARE

DIGICOL, INC.	DELAWARE

FEDERATED PUBLICATIONS, INC.	DELAWARE

FIRST COAST TOWER GROUP	FLORIDA

FLORIDA OFFSET HOLDINGS, LLC	DELAWARE

GCCC, LLC	DELAWARE

GCOE, LLC	DELAWARE

GNSS, LLC	DELAWARE

GANNETT DIRECT MARKETING SERVICES, INC.	KENTUCKY

GANNETT GOVERNMENT MEDIA CORPORATION	DELAWARE

GANNETT GEORGIA, LLC	DELAWARE

GANNETT INTERNATIONAL COMMUNICATIONS, INC.	DELAWARE

GANNETT MISSOURI PUBLISHING, INC.	KANSAS

GANNETT NEVADA PUBLISHING, INC.	NEVADA

September 30,
UNIT	STATE OF INCORPORATION

GANNETT PACIFIC CORPORATION	HAWAII

GANNETT PACIFIC PUBLICATIONS, INC.	DELAWARE

GANNETT PUBLISHING SERVICES, LLC	DELAWARE

GANNETT RETAIL ADVERTISING GROUP, INC.	DELAWARE

GANNETT RIVER STATES PUBLISHING CORPORATION	ARKANSAS

GANNETT SATELLITE INFORMATION NETWORK, INC.	DELAWARE

GANNETT SUPPLY CORPORATION	DELAWARE

GANNETT U.K. LIMITED	UNITED KINGDOM

GANNETT VERMONT INSURANCE, INC.	VERMONT

GANNETT VERMONT PUBLISHING, INC.	DELAWARE

GANSAT ACQUISITION SUBSIDIARY, INC.	DELAWARE

GUAM PUBLICATIONS, INCORPORATED	HAWAII

INDIANA NEWSPAPERS, INC.	INDIANA

KXTV, INC.	MICHIGAN

LAKE CEDAR GROUP LLC	DELAWARE

MARION, LLC	DELAWARE

MMS HOLDINGS, INC.	DELAWARE

MULTIMEDIA, INC.	SOUTH CAROLINA

MULTIMEDIA ENTERTAINMENT, INC.	SOUTH CAROLINA

MULTIMEDIA HOLDINGS CORPORATION	SOUTH CAROLINA

MULTIMEDIA KSDK, INC.	SOUTH CAROLINA

MUSKOGEE PHOENIX, LLC	DELAWARE

NEWSQUEST MEDIA GROUP LTD	UNITED KINGDOM

NEWSQUEST MEDIA (SOUTHERN) LTD.	UNITED KINGDOM

NEWSQUEST PLC	UNITED KINGDOM

NUTRITION DIMENSION, INC.	CALIFORNIA

PACIFIC MEDIA, INC.	DELAWARE

PACIFIC AND SOUTHERN COMPANY, INC.	DELAWARE

PERSONIFIED, LLC	DELAWARE

PHOENIX NEWSPAPERS, INC.	ARIZONA

PHOENIX OFFSET HOLDINGS, LLC	DELAWARE

PLANET DISCOVER, LLC	DELAWARE

POINT ROLL, INC.	DELAWARE

PRESS-CITIZEN COMPANY INC.	IOWA

RENO NEWSPAPERS, INC.	NEVADA

SALINAS NEWSPAPERS INC.	CALIFORNIA

SCHEDULE STAR, LLC	DELAWARE

September 30,
UNIT	STATE OF INCORPORATION

SEDONA PUBLISHING COMPANY, INC.	ARIZONA

SHOPLOCAL, LLC	DELAWARE

THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA	CALIFORNIA

TELEFARM, INC.	DELAWARE

TEXAS-NEW MEXICO NEWSPAPERS PARTNERSHIP	DELAWARE

THE TIMES HERALD COMPANY	MICHIGAN

TNI PARTNERS	ARIZONA

US PRESSWIRE, LLC	FLORIDA

USA TODAY INTERNATIONAL CORPORATION	DELAWARE

USA TODAY SPORTS MEDIA GROUP, LLC	DELAWARE

VERTICORE COMMUNICATIONS LTD.	CANADA

VISALIA NEWSPAPERS INC.	CALIFORNIA

WFMY TELEVISION CORP.	NORTH CAROLINA

WKYC HOLDINGS, INC.	DELAWARE

WKYC-TV, INC.	DELAWARE

X.COM, INC.	DELAWARE